As filed with the Securities and Exchange Commission on
                      May 21, 1998.
                               Registration No. 333-________





             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ___________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                     ___________________

                UNISOURCE ENERGY CORPORATION
   (Exact name of registrant as specified in its charter)
                     ___________________

     Arizona                                860786732
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

                    220 West Sixth Street
                   Tucson, Arizona  85701
                       (520) 571-4000
          (Address of principal executive offices)
                     ___________________

                TUCSON ELECTRIC POWER COMPANY
  SUPPLEMENTAL RETIREMENT ACCOUNT FOR CLASSIFIED EMPLOYEES
                  (Full title of the plan)

             Dennis R. Nelson, General Counsel
                UniSource Energy Corporation
                    220 West Sixth Street
                   Tucson, Arizona  85701
           (Name and address of agent for service)
Telephone number, including area code, of agent for service:
(520) 571-4000
                     ___________________

              CALCULATION  OF REGISTRATION  FEE




                                  Proposed        Proposed
                                  maximum         maximum
Title of           Amount         offering        aggregate         Amount of
securities         to be          price           offering          registration
to be registered   registered     per unit        price             fee

Common Stock,      1,000,000(1)   $16.3125(2)    $16,312,500(2)    $4,813(2)
no par value       shares

Interests in             -           -                  -              -
the Plan

_________________

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares and interests in the Tucson Electric Power
      Company Supplemental Retirement Account for Classified
      Employees (the "Plan") which by reason of certain events specified in the Plan may become subject to the Plan and which may be offered or sold pursuant to the Plan.


(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 14, 1998 as reported on the New York Stock Exchange and published in the Western
      Edition of The Wall Street Journal.

      The Exhibit Index for this Registration Statement is at page S-4.

                           PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                           PART II

                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed with the Commission by UniSource Energy Corporation (the "Company") are incorporated herein by reference:

  (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1997, filed with the Commission on March 3, 1998, as amended March 6, 1998;

  (b) Quarterly Report on Form 10-Q for the Company's fiscal quarter ended March 31, 1998, filed with the Commission on May 13, 1998; and

  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on December 23,
       1997.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.     DESCRIPTION OF SECURITIES

       The Common Stock is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of the securities is omitted.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

       The validity of the original issuance of Common Stock registered hereby is passed on for the Company by Dennis R.
Nelson. Mr. Nelson is the General Counsel of the Company and is compensated as an employee of the Company.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Arizona corporate law generally authorizes, on a non-exclusive basis, indemnification of officers and directors who have acted or failed to act, in good faith, in a manner believed to be in or not opposed to the best interest of the Company (with certain limitations in the case of actions by or in the right of the Company) and mandates such indemnification in the case of an officer or director who is successful on the merits or otherwise in defense of claims by reason of the fact or such status as an officer or director.

       Article SIXTH of the Amended and Restated Articles of
Incorporation of the Company provides, in part, as follows:

            (B) No director of the Company shall be
  personally liable to the Company or its shareholders for money damages for any action taken or any failure to take any action as a Director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Arizona, as in effect at the effective date of this paragraph (B) of Article SIXTH or as thereafter amended. No amendment, modification or repeal of this paragraph (B) shall eliminate or limit the protection afforded by this paragraph (B) to a director with respect to any act or omission occurring before the effective date thereof.

            (C) (1) The Company shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any individual who is or was a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any Proceeding (as hereinafter defined) because such individual is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all Liability (as hereinafter defined) incurred by such individual in connection with such Proceeding.

                As used in this paragraph (C) of Article
  SIXTH, (a) the term "Expenses" includes attorneys' fees and all other costs and expenses reasonably related to a Proceeding, (b) the term "Liability" means the obligation to pay a judgment, settlement, penalty or fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable Expenses incurred with respect to a Proceeding, and includes without limitation obligations and Expenses that have not yet been paid but that have been or may be incurred, and (c) the term "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including without limitation any action, suit or proceeding by or in the right of the Company and including, further, any appeal in connection with any such action, suit or proceeding.

                (2) The Company shall, to the maximum extent permitted by applicable law, pay any Expenses incurred by a director or officer of the Company in defending any such Proceeding in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of such individual to repay such advances if it is ultimately determined that such individual did not meet any standard of conduct prescribed by applicable law and upon the satisfaction of such other conditions as may be imposed by applicable law.

                (3)  The Company by resolution of the Board
  of Directors, may extend the benefits of this paragraph (C) of Article SIXTH to employees and agents of the Company (each individual entitled to benefits under this paragraph
  (C) being hereinafter sometimes called an "Indemnified
  Person").

                (4) All rights to indemnification and to the advancement of expenses granted under or pursuant to this paragraph (C) shall be deemed to arise out of a contract between the Company and each person who is an Indemnified Person at any time while this paragraph (C) is in effect and may be evidenced by a separate contract between the Company and each Indemnified Person; and such rights shall be effective in respect of all Proceedings commenced after the effective date of this paragraph (C), whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article shall affect any rights or obligations theretofore existing.

                (5)  The Company may purchase and maintain
  insurance on behalf of, or insure or cause to be insured, any individual who is an Indemnified Person against any Liability asserted against or incurred by him in any capacity in respect of which he is an Indemnified Person, or arising out of his status in such capacity, whether or not the Company would have the power to indemnify him against such liability under this Article. The Company's indemnity of any individual who is an Indemnified Person shall be reduced by any amounts such individual may collect with respect to such liability (a) under any policy of insurance purchased and maintained on his behalf by the Company or (b) from any other entity or enterprise served by such individual.

                (6) The rights to indemnification and to the advancement of Expenses and all other benefits provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

                (7)  The Board of Directors shall have the
  power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of Expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article, such rules and regulations, if any, to be set forth in the Bylaws of the Company or in a resolution of the Board of Directors.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.


ITEM 8.     EXHIBITS

       See the attached Exhibit Index on page S-4.


ITEM 9.     UNDERTAKINGS

  (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)      To include any prospectus
            required by Section 10(a)(3) of the Securities
            Act;

                     (ii)      To reflect in the prospectus
            any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii)     To include any material
            information with respect to the plan of
            distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and
  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new regis-tration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on May
8, 1998.

                     UNISOURCE ENERGY CORPORATION


                     By:  /s/ Charles E. Bayless
                          Charles E. Bayless

                     Its:      Chairman, President and Chief
                               Executive Officer

                      POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Charles E. Bayless and Dennis Nelson, or each of them individually, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE              TITLE                              DATE

/s/ Charles E. Bayless Chairman, President and            May 8, 1998
Charles E. Bayless     Chief Executive Officer
                       (Principal Executive Officer)

/s/ Ira R. Adler       Senior Vice President and          May 8, 1998
Ira R. Adler           Chief Financial Officer
                       (Principal Financial Officer)

/s/ Karen G. Kissinger Vice President and                 May 8, 1998
Karen G. Kissinger     Controller

/s/ Elizabeth T. Bilby Director                           May 8, 1998
Elizabeth T. Bilby

/s/ Jose L. Canchola   Director                           May 8, 1998
Jose L. Canchola

/s/ John L. Carter     Director                           May 8, 1998
John L. Carter

/s/ John A. Jeter       Director                          May 8, 1998
John A. Jeter

/s/ R.B. O'Rielly       Director                          May 8, 1998
R.B. (Buck) O'Rielly

/s/ Martha R. Seger      Director                          May 8, 1998
Martha R. Seger, Ph.D.

/s/ Donald G. Shropshire Director                          May 8, 1998
Donald G. Shropshire

/s/ H. Wilson Sundt      Director                          May 8, 1998
H. Wilson Sundt



       THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Tucson Electric Power Company Supplemental Retirement Account for Classified Employees has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tucson, State of Arizona, on May 8, 1998.


                          TUCSON ELECTRIC POWER COMPANY
                          SUPPLEMENTAL RETIREMENT ACCOUNT FOR
                          CLASSIFIED EMPLOYEES

                          By:  Tucson Electric Power Company
                               Supplemental Retirement
                               Account for Classified Employees


                          By:  /s/ Ira R. Adler
                               Ira R. Adler



                          By:  /s/ Gary L. Ellerd
                               Gary L. Ellerd



                          By:  /s/ George W. Miraben
                               George W. Miraben



                          By:
                               James S. Pignatelli

                        EXHIBIT INDEX


Exhibit
Number
                         Description

4.1 Tucson Electric Power Company Supplemental Retirement Account for Classified Employees
         (composite plan document incorporating plan amendments as specified therein).
4.2      Trust Agreement.
5.1      Opinion of Company Counsel (opinion re legality).
5.2      Opinion of O'Melveny & Myers LLP (ERISA opinion).
15.1 Price Waterhouse LLP letter re unaudited interim financial information.
15.2 Deloitte & Touche LLP letter re unaudited interim financial information.
23.1 Consent of Deloitte & Touche LLP (consent of independent auditors).
23.2 Consent of Counsel (included in Exhibits 5.1 and 5.2).
24.      Power of Attorney (included in this
         Registration Statement under "Signatures").